Exhibit 4.6

SANTANDER HOLDINGS USA, INC.

Company

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Sixteenth Supplemental Indenture

SENIOR DEBT SECURITIES

Dated as of [•], 2018

i

SIXTEENTH SUPPLEMENTAL INDENTURE

SIXTEENTH SUPPLEMENTAL INDENTURE (this “Sixteenth Supplemental Indenture”), dated as of [•], 2018, between SANTANDER HOLDINGS USA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at 75 State Street, Boston, Massachusetts 02109, and Deutsche Bank Trust Company Americas, a New York banking corporation, having a corporate trust office at 60 Wall Street, 16th Floor, New York, New York, 10005, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 19, 2011 (the “Base Indenture”), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Company amended the Base Indenture pursuant to the Eighth Supplemental Indenture, dated as of March 1, 2017, between the Company and the Trustee (the “Eighth Supplemental Indenture”);

WHEREAS, the Company supplemented the Base Indenture, as amended by the Eighth Supplemental Indenture, pursuant to the Ninth Supplemental Indenture, dated as of March 27, 2017, between the Company and the Trustee (the “Ninth Supplemental Indenture,” and the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Ninth Supplemental Indenture, the “2022 Indenture”);

WHEREAS, pursuant to the 2022 Indenture, on March 27, 2017 the Company issued $1,000,000,000 aggregate principal amount of its 3.700% Senior Notes due 2022 pursuant to a private offering and on July 13, 2017 the Company issued an additional $440,000,000 aggregate principal amount of its 3.700% Senior Notes due 2022 pursuant to a private offering (collectively, the “Existing 2022 Notes”);

WHEREAS, the Company supplemented the Base Indenture, as amended by the Eighth Supplemental Indenture, pursuant to the Twelfth Supplemental Indenture, dated as of July 13, 2017, between the Company and the Trustee (the “Twelfth Supplemental Indenture,” and the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Twelfth Supplemental Indenture, the “2027 Indenture”);

WHEREAS, pursuant to the 2027 Indenture, on July 13, 2017 the Company issued $800,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 pursuant to a private offering and on July 13, 2017 the Company issued an additional $250,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 pursuant to a private offering (collectively, the “Existing 2027 Notes”);

WHEREAS, the Company supplemented the Base Indenture, as amended by the Eighth Supplemental Indenture, pursuant to the Fifteenth Supplemental Indenture, dated as of December 18, 2017, between the Company and the Trustee (the “Fifteenth Supplemental Indenture,” and the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Fifteenth Supplemental Indenture, the “2023 Indenture”);

WHEREAS, pursuant to the 2023 Indenture, on December 18, 2017 the Company issued $1,000,000,000 aggregate principal amount of its 3.400% Senior Notes due 2023 pursuant to a private offering (the “Existing 2023 Notes” and, together with the Existing 2022 Notes and Existing 2027 Notes, the “Old Notes”);

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, Section 9.01 of each of the 2022 Indenture, the 2023 Indenture and the 2027 Indenture provides that, “without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform the terms of the Indenture and the Securities to the description of the Securities in the final offering memorandum . . . relating to the offering of the Securities”;

WHEREAS, the section titled “Exchange Offer; Registration Rights” in the final offering memorandum for each of the Existing 2022 Notes, the Existing 2023 Notes and the Existing 2027 Notes describes that the Company will use its commercially reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to an offer to exchange (each, an “Exchange Offer”) the Existing 2022 Notes, the Existing 2023 Notes and the Existing 2027 Notes, respectively, for an issue of SEC-registered Securities with terms identical to the Existing 2022 Notes (the “Exchange 2022 Notes”, and together with the Existing 2022 Notes, the “2022 Notes”), the Existing 2023 Notes (the “Exchange 2023 Notes”, and together with the Existing 2023 Notes, the “2023 Notes”) and the Existing 2027 Notes (the “Exchange 2027 Notes”, and together with the Existing 2027 Notes, the “2027 Notes”; and the Exchange 2027 Notes together with the Exchange 2022 Notes and the Exchange 2023 Notes, the “Exchange Notes”), respectively (except that the Exchange Notes will not be subject to restrictions on transfer);

WHEREAS, the Company desires to modify certain provisions of the 2022 Indenture, the 2023 Indenture and the 2027 Indenture, respectively, to conform the 2022 Indenture, the 2023 Indenture and the 2027 Indenture to the description of the Securities in the final offering memorandum for the Existing 2022 Notes, the Existing 2023 Notes and the Existing 2027 Notes, respectively, by making certain technical changes to reflect the Exchange Offers;

WHEREAS, all things necessary to make this Sixteenth Supplemental Indenture a legal and binding supplement to each of the 2022 Indenture, the 2023 Indenture and the 2027 Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the 2022 Indenture, the 2023 Indenture and the 2027 Indenture relating to this Sixteenth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Sixteenth Supplemental Indenture.

NOW, THEREFORE:

The Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Old Notes and the Exchange Notes, as follows:

ARTICLE 1

Scope Of Sixteenth Supplemental Indenture

Section 1.01. Scope.

(a)    This Sixteenth Supplemental Indenture constitutes a supplement to the 2022 Indenture and an integral part of the 2022 Indenture and shall be read together with the Base Indenture, Eighth Supplemental Indenture and Ninth Supplemental Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Eighth Supplemental Indenture, Ninth Supplemental Indenture and this Sixteenth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.

(b)    This Sixteenth Supplemental Indenture constitutes a supplement to the 2023 Indenture and an integral part of the 2023 Indenture and shall be read together with the Base Indenture, Eighth Supplemental Indenture and Fifteenth Supplemental Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Eighth Supplemental Indenture, Fifteenth Supplemental Indenture and this Sixteenth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.

(c)    This Sixteenth Supplemental Indenture constitutes a supplement to the 2027 Indenture and an integral part of the 2027 Indenture and shall be read together with the Base Indenture, Eighth Supplemental Indenture and Twelfth Supplemental Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Eighth Supplemental Indenture, Twelfth Supplemental Indenture and this

Sixteenth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.

ARTICLE 2

Modifications to the 2022 Indenture

Section 2.01. Amendment of Section 2.01 of the Ninth Supplemental Indenture. Section 2.01 of the Ninth Supplemental Indenture is hereby amended and supplemented by inserting the following additional defined terms in their respective appropriate alphabetical positions (which, in the case of the defined term “Notes”, shall replace the definition previously provided in the Ninth Supplemental Indenture):

(a)    “Exchange Notes” means the Securities registered with the Commission having terms identical to the Notes and that are issued pursuant to this Indenture in exchange for outstanding Notes in compliance with the terms of the Registration Rights Agreements.

(b)    “Notes” means the Company’s 3.700% Senior Notes due 2022 (including any Exchange Notes).

(c)    “Registration Rights Agreements” means, collectively, the Registration Rights Agreement, dated as of March 27, 2017, between the Company and J.P. Morgan Securities LLC, Santander Investment Securities Inc., Barclays Capital Inc. and UBS Securities LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein) and the Registration Rights Agreement, dated as of July 13, 2017, between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Santander Investment Securities Inc. and RBC Capital Markets, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein).

Section 2.02. Amendment of Section 3.02 of the Ninth Supplemental Indenture. Section 3.02(a) of the Ninth Supplemental Indenture is hereby amended and restated in its entirety as follows:

The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 3.700% Senior Notes due 2022,” and the CUSIP number shall be “80282K AK2” (144A), “U8029K AA0” (Regulation S) or any CUSIP number assigned to the Exchange Notes, as applicable.

Section 2.03. Amendment of Exhibit A to the Ninth Supplemental Indenture. The third and fourth lines of the third page of Exhibit A to the Ninth Supplemental Indenture are hereby amended and restated in their entirety as follows:

CUSIP No. [80282K AK2][U8029K AA0][•]

ISIN: [US80282KAK25][USU8029KAA08][•]

Section 2.04. Amendment of Section 3.09 of the Base Indenture. For purposes of the 2022 Indenture only, the third sentence of Section 3.09 of the Base Indenture is hereby amended and restated in its entirety as follows:

No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except in connection with the issuance of any Exchange Notes pursuant to the Registration Rights Agreements or as otherwise expressly permitted by this Indenture.

ARTICLE 3

Modifications to the 2023 Indenture

Section 3.01. Amendment of Section 2.01 of the Fifteenth Supplemental Indenture. Section 2.01 of the Fifteenth Supplemental Indenture is hereby amended and supplemented by inserting the additional defined terms in their respective appropriate alphabetical positions (which, in the case of the defined term “Notes”, shall replace the definition previously provided in the Fifteenth Supplemental Indenture):

(a)    “Exchange Notes” means the Securities registered with the Commission having terms identical to the Notes and that are issued pursuant to this Indenture in exchange for outstanding Notes in compliance with the terms of the Registration Rights Agreement.

(b)    “Notes” means the Company’s 3.400% Senior Notes due 2023 (including any Exchange Notes).

(c)    “Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 18, 2017, between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Santander Investment Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein).

Section 3.02. Amendment of Section 3.02 of the Fifteenth Supplemental Indenture. Section 3.02(a) of the Fifteenth Supplemental Indenture is hereby amended and restated in its entirety as follows:

The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 3.400% Senior Notes due 2023,” and the CUSIP number shall be “80282K AQ9” (144A), “U8029K AH5” (Regulation S) or any CUSIP number assigned to the Exchange Notes, as applicable.

Section 3.03. Amendment of Exhibit A to the Fifteenth Supplemental Indenture. The third and fourth lines of the third page of Exhibit A to the Fifteenth Supplemental Indenture are hereby amended and restated in their entirety as follows:

CUSIP No. [80282K AQ9][U8029K AH5][•]

ISIN: [US80282KAQ94][USU8029KAH50][•]

Section 3.04. Amendment of Section 3.09 of the Base Indenture. For purposes of the 2023 Indenture and 2023 Notes only, the third sentence of Section 3.09 of the Base Indenture is hereby amended and restated in its entirety as follows:

No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except in connection with the issuance of any Exchange Notes pursuant to the Registration Rights Agreement or as otherwise expressly permitted by this Indenture.

ARTICLE 4

Modifications to the 2027 Indenture

Section 4.01. Amendment of Section 2.01 of the Twelfth Supplemental Indenture. Section 2.01 of the Twelfth Supplemental Indenture is hereby amended and supplemented by inserting the following additional defined terms in their respective appropriate alphabetical positions (which, in the case of the defined term “Notes”, shall replace the definition previously provided in the Twelfth Supplemental Indenture):

(a)    “Exchange Notes” means the Securities registered with the Commission having terms identical to the Notes and that are issued pursuant to this Indenture in exchange for outstanding Notes in compliance with the terms of the Registration Rights Agreements.

(b)    “Notes” means the Company’s 4.400% Senior Notes due 2027 (including any Exchange Notes).

(c)    “Registration Rights Agreements” means, collectively, the Registration Rights Agreement, dated as of July 13, 2017, between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Santander Investment Securities Inc. and RBC Capital Markets, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein) and the Registration Rights Agreement, dated as of December 18, 2017, between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Santander Investment Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined therein).

Section 4.02. Amendment of Section 3.02 of the Twelfth Supplemental Indenture. Section 3.02(a) of the Twelfth Supplemental Indenture is hereby amended and restated in its entirety as follows:

The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 4.400% Senior Notes due 2027,” and the CUSIP number shall be “80282K AN6” (144A), “U8029K AE2” (Regulation S) or any CUSIP number assigned to the Exchange Notes, as applicable.

Section 4.03. Amendment of Exhibit A to the Ninth Supplemental Indenture. The third and fourth lines of the third page of Exhibit A to the Twelfth Supplemental Indenture are hereby amended and restated in their entirety as follows:

CUSIP No. [80282KAN6][U8029KAE2][•]

ISIN: [US80282KAN63][USU8029KAE20][•]

Section 4.04. Amendment of Section 3.09 of the Base Indenture. For purposes of the 2027 Indenture and 2027 Notes only, the third sentence of Section 3.09 of the Base Indenture is hereby amended and restated in its entirety as follows:

No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except in connection with the issuance of any Exchange Notes pursuant to the Registration Rights Agreements or as otherwise expressly permitted by this Indenture.

ARTICLE 5

Miscellaneous

Section 5.01. Trust Indenture Act of 1939. This Sixteenth Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 5.02. Governing Law. This Sixteenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

Section 5.03. Duplicate Originals. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.04. Separability. In case any provision in this Sixteenth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05. Ratification.

(a)    The Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented and amended by the Ninth Supplemental Indenture and this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture, the Eighth Supplemental Indenture, the Ninth Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Sixteenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Ninth Supplemental Indenture and this Sixteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Ninth Supplemental Indenture and this Sixteenth Supplemental Indenture.

(b)    The Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented and amended by the Twelfth Supplemental Indenture and this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture, the Eighth Supplemental Indenture, the Twelfth Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Sixteenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Twelfth Supplemental Indenture and this Sixteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Twelfth Supplemental Indenture and this Sixteenth Supplemental Indenture.

(c)    The Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented and amended by the Fifteenth Supplemental Indenture and this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture, the Eighth Supplemental Indenture, the Fifteenth Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Sixteenth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Fifteenth Supplemental Indenture and this Sixteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by the Fifteenth Supplemental Indenture and this Sixteenth Supplemental Indenture.

Section 5.06. Effectiveness. The provisions of this Sixteenth Supplemental Indenture shall become effective as of the date hereof.

Section 5.07. Successors. All agreements of the Company in this Sixteenth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Sixteenth Supplemental Indenture shall bind its successors.

Section 5.08. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixteenth Supplemental Indenture or the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date set forth above.

SANTANDER HOLDINGS USA, INC. as the Company

Attest By: Name: Gerard A. Chamberlain Title: Assistant Secretary	By: Name: Andrew Withers Title: Senior Vice President

SIGNATURE PAGE TO SIXTEENTH SUPPLEMENTAL INDENTURE

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO SIXTEENTH SUPPLEMENTAL INDENTURE